LILLY INDUSTRIES, INC.
                                  $100,000,000
                          7-3/4% Senior Notes due 2007

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                November 5, 1997

To:      SALOMON BROTHERS INC
         LEHMAN BROTHERS INC.
         SCHRODER & CO. INC.

In care of:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

                  Lilly Industries, Inc., an Indiana corporation (the "Company"), proposes to issue and sell to you (the "Purchasers"), $100,000,000 aggregate principal amount of its 7-3/4% Senior Notes due 2007 (the
"Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of November 10, 1997, between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

                  The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 17, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated November 5, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and

[NYCORP2:438653]

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the Final Memorandum sets forth certain  information  concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement thereto subsequent to the Execution Time and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the Execution Time which is incorporated by reference therein.

         The holders of the Securities will be entitled to the benefits of the Registration Agreement dated the date hereof, between the Company and the Purchasers (the "Registration Agreement").

         Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchasers as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms for the Securities intentionally left blank) necessary to make the statements therein, in the light of the circum stances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any
         amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b) hereof. All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum that were filed under the Exchange Act on or before the Execution Time complied, and all such documents that are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

                  (b) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Securities.

                  (c) None of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) or any person acting on its or their behalf has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (e) None of the Company, any of its Affiliates or any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (f)  The Company is not an "investment company"

[NYCORP2:438653]
         within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (g) The Company has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture and the Securities and to perform the transactions contemplated hereby and thereby (the "Transactions"). This Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company. The execution and delivery of the Indenture has been duly authorized by the Company, and the Indenture, when duly executed and delivered by the parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (h) The Securities have been duly authorized for issuance and sale by the Company to the Purchasers, and when duly executed, authenticated, issued and delivered in accordance with the Indenture and paid for in accor dance with the terms of this Agreement, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (i) The execution, delivery and performance of this Agreement, the Registration Agreement, the Indenture and the Securities by the Company and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the articles of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries (as defined below), (ii) any material statute, rule or regulation applicable to the Company or any Subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject or (iv) any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture or the Securities or for the consummation of the Transactions, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Purchasers and except such as may be required under the Securities Act with respect to the Registration Agreement and the transactions contemplated thereunder. The term "Subsidiary" means each person of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company.

                  (j) The Company is subject to and in full compli ance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (k) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as con templated by this Agreement).

                  (l) The  information  provided  by the  Company  pur  suant to
         Section 5(i) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the cir cumstances under which they were made, not misleading.

                  (m) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (n) The Credit Agreement dated as of October 24, 1997 (the "Credit Agreement"), among the Company, the lenders listed on Schedule 1 thereto and NBD Bank, N.A., as agent, (including all documents related thereto), on the terms described in the Final Memorandum, has been duly executed and delivered by each of the parties thereto and is in full force and effect.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, severally and not jointly, at a purchase price of 97.468913% of the principal amount thereof, plus accrued interest, if any, from November 10, 1997, to the Closing Date, the principal amount of Securities set forth opposite each Purchaser's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on November 10, 1997, or such later date as the Purchasers may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds to a U.S. dollar account in New York previously designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at the office of Cravath, Swaine & Moore ("Counsel for the Purchasers"), 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than two full business days in advance of the Closing Date.

                  The Company agrees to have the Securities available for inspection, checking and packaging by the

Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                  4. Offering of Securities. Each Purchaser severally and not jointly (i) acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

                  5. Agreements. The Company agrees with the Purchasers that:

                  (a) The Company will furnish to the Purchasers, without charge, as many copies of the Final Memorandum and any supplements or amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without prior consent of the Purchasers. Prior to the completion of the sale of the Securities by the Purchasers, the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless the Company has furnished to you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object within five days of receipt thereof.

                  (c) The Company promptly will advise the Purchasers when, prior to the completion of the sale of the Securities by the Purchasers, any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

                  (d) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein that was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applica ble law, the Company promptly will notify the Purchasers of the same and, subject to paragraph (b) of this
         Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance, and, in the case of such an amendment or supplement that is to be filed under the Exchange Act and that is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

                  (e) The Company will arrange for the qualifica tion of the Securities for sale under the laws of such jurisdictions as the
         Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company promptly will advise the Purchasers of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (f) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

                  (g) None of the Company, any of its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (h) None of the Company, any of its Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

                  (i) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to or in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as desig nated by such holder) of such restricted securities, upon the request of such holder or prospective pur chaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (j) None of the Company, any of its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities except pursuant to a registered public offering as provided in the Registration Agreement and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (k)  The Company will cooperate with the

         Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                   (l) The Company hereby agrees to permit the Securities to be designated Portal eligible securities, will pay the requisite fees related thereto and has been advised by The Portal Market that the Securities have or will be designated Portal eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (m) The Company will not, until 180 days following the Closing Date, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company (other than (i) the Securities and (ii) pursuant to a registered public offering as provided in the Registration Agreement). The Company will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

                  (n) The Company will apply the net proceeds from the sale of the Securities sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Memorandum.

                  6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have furnished to the Purchasers the opinion of Barnes & Thornburg, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and its domestic Subsidiaries
                  has been duly incorporated and is validly existing as a corporation under the laws of the respective jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and, based on certificates from applicable government officials, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business other than such jurisdictions where failure to be so qualified would not, individually or in the aggregate, be required to be disclosed or incorporated by reference in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act;

                           (ii) all the  outstanding  shares of capital stock of
                  the Company and each domestic Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of any Subsidiary of the Company are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to the best of such counsel's knowledge, any other security interests, claims or encumbrances;

                           (iii) the Company's authorized equity capital
                  ization is as set forth in the Final Memorandum;

                           (iv) the information contained in the Final Memorandum under the headings "Risk Factors-- Environmental Matters", "Management's Discussion and Analysis of Results of Operations and Financial Condition--Regulatory Issues", "Business--Environmental Regulation", "Business-- Legal Proceedings", "Description of Existing Debt and New Bank Credit Facility" and "Certain United States Federal Income Tax Considerations", fairly summarizes the matters therein described;

                           (v) the Indenture conforms as to form in all material
                  respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                           (vi) no consent, approval, authorization or order of,
                  or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Agreement and the Securities or for the consummation of the Transactions, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Purchasers and such other approvals (specified in such opinion) as have been obtained and except such as may be required under the Securities Act with respect to the Registration Agreement and the transactions contemplated thereunder;

                           (vii) none of the issue and sale of the Securities, the execution and delivery of this Agreement, the Registration Agreement or the Indenture, the fulfillment of the terms hereof or thereof or the consummation of the Transactions will conflict with, result in a breach or viola tion of, or constitute a default under any law or the articles or by-laws of the Company or any Subsidiary or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Subsidiary;

                           (viii) the Company has full  corporate  right,  power
                  and authority to execute and deliver the Indenture, the Securities, the Registration Agreement and this Agreement and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Indenture, the Securities, the Registration Agreement and this Agreement and for the consummation of the Transactions has been duly and validly taken;

                           (ix) this Agreement and the Registration
                  Agreement have been duly authorized, executed and delivered by the Company;

                           (x) the Indenture has been duly authorized,  executed
                  and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); the Securities are in the form contemplated by the Indenture and have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insol vency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions;

                           (xi) to the best knowledge of such counsel,  there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or to which any of the properties of the Company or any of the Subsidiaries is subject that would be required to be disclosed or incorporated by reference in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act, which is not adequately disclosed in the Final Memorandum;

                     (xii) the Company is not,  and after  giving  effect to the offering and sale of the Securities and the application of the net proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemp tion arising out of the number of holders of the Company's securities; and

                           (xiii) assuming the accuracy of the representa  tions
                  and warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act is necessary, for the offer, sale and delivery of the Securities in the manner contemplated by this Agreement.

                           Such counsel shall also state that they have no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the cir cumstances under which they were made, not misleading (provided that such counsel shall express no such belief regarding the financial statements and the notes and schedules thereto and other financial data contained in the Final Memorandum).

                           In rendering such opinion,  such counsel may rely (A)
         as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Indiana or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Purchasers and
         (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                           All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amend ment or supplement thereto at the Closing Date.

                  (b) The Company shall have furnished to the Purchasers the opinion of Harrison, Elwood, special Canadian counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company's Subsidiaries that is incorporated in Canada has been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business; and

                           (ii) all the  outstanding  shares of capital stock of
                  each of the Company's Subsidiaries that is incorporated in Canada have been validly confirmed, ratified and approved as of the date of such opinion.

                  (c) The Purchasers shall have received from Counsel for the Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman, President and Chief Executive Officer and the Vice President, Chief Financial Officer and Secretary of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum, this Agreement and the Registration Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement and the Registration Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent finan cial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (e) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, con firming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the

         American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                           (ii) based upon (x) their review,  in accordance with
                  standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended August 31, 1997, and as at August 31, 1997, and (y) the procedures detailed in such letter with respect to the period subsequent to the date of the latest audited financial statements included in the Final Memorandum, including the reading of the minutes and inquiries of certain officials of the Company who have responsibility for the financial and accounting matters and certain other limited procedures requested by the Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                                    (A) any  unaudited  financial  statements of
                           the Company included or incorporated by reference in the Final Memorandum do not comply in form in all material respects with the applicable accounting requirements of the Securities Act that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or that such unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included or incorporated by reference in the Final Memorandum; or

                                    (B) with  respect to the period  subse quent
                           to August 31, 1997, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the total debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries, as compared with the amounts shown on the August 31, 1997, consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from September 1, 1997, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net sales, cost of products sold, operating income, net income or EBITDA, as defined in the Final Memorandum, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers; or

                                    (C)  the  information   included  under  the
                           headings "Selected Consolidated Financial Information and Certain Operating Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act; and

                           (iii) they have  performed  certain  other speci fied
                  procedures as a result of which they deter mined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical informa tion derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Final Memorandum, including the information set forth under the captions "Summary", "Risk Factors", "Use of Proceeds", "Capitalization" "Selected Consolidated Financial Information and Certain Operating Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition", "Business", "Management", "Description of Existing Debt and New Bank Credit Facility" and "Description of Notes" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

                  (f) Subsequent to the Execution Time or, if ear lier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a pros pective change, in or affecting the business or prop erties of the Company and its Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inad visable to market the Securities as contemplated by the Final Memorandum.

                  (g) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of the Securities or any of the Company's other debt securities.

                  (h) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

                  (i) On or prior to the Closing Date, the Company shall have received funds pursuant to the Credit Agreement in the amounts set forth in the Final Memorandum.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or else where in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and Counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Purchasers, 825 Eighth Avenue, New York, New York, on the
Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by the Purchasers, the Company will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, each director, officer, employee and agent of any Purchaser and each other person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities

Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a mate rial fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(i), or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (or in any amendment or supplement thereto) constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto).

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemni fying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indem nified party or parties except as set forth below); pro vided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indem nified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reason able fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemni fied parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnifica tion or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemni fied party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the offering of the Securities; provided, however, that in no case shall the Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Purchaser(s)) the Securities that the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company or any non-defaulting Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers, the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or sent by fax and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 733 South West Street, Indianapolis, IN 46225, attention: John C. Elbin.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in

Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

                  15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are author ized or obligated by law, executive order or regulation to close.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                  If the foregoing is in accordance with your under standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Purchasers.


                                    By:  /s/ John C. Elbin
                                         --------------------------
                                         Name: John C. Elbin
                                         Title: Vice President, Chief Financial
                                                Officer and Secretary




The foregoing Agreement is hereby confirmed and accepted as of the date first above written

SALOMON BROTHERS INC
LEHMAN BROTHERS INC.
SCHRODER & CO. INC.

By:  SALOMON BROTHERS INC


By:  /s/ E. Thomas Massey
     -----------------------
     Name: E. Thomas Massey
     Title: Associate

                                   SCHEDULE I



                                                Principal
                                                Amount of
                                                Securities to
Purchasers                                      be Purchased


Salomon Brothers Inc ......................  $ 60,000,000
Lehman Brothers Inc. ......................    30,000,000
Schroder & Co. Inc. .......................    10,000,000
                                             ------------
                           Total ..........  $100,000,000



[NYCORP2:438653]

                                    EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

                  (1)(a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, each Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an Exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The   Securities   covered   hereby  have  not  been
                  registered  under  the  U.S.   Securities  Act  of  1933  (the
                  "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and November 10, 1997, except in either case in accordance with Regulation S, Rule 144A or another available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                  (c) Terms used in this Exhibit have the meanings given to them by Regulation S.

                  (2) Each Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.